Exhibit 16.01

September 17, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 20, 2004, of CoSine Communications, Inc. and are in agreement with the statements contained in the four paragraphs on page two therein.

/s/ Ernst & Young LLP